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                                                                    Exhibit 10.2

             Universal Stainless & Alloy Products Sales Agreement


This AGREEMENT is made and entered into as of the 1/st/ day of July, 2001, by and between UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC., a Delaware corporation (hereinafter "Universal") and TALLEY METALS TECHNOLOGY, a Carpenter Company (hereinafter "Talley Metals").

                                  WITNESSETH:
                                  -----------

WHEREAS, Talley Metals desires to insure a supply of billets for use in its rolling and finishing operations; and

WHEREAS, Universal desires to sell billets and allocate a portion of its monthly capacity to manufacture billets on a continuing basis;

NOW, THEREFORE, Universal and Talley Metals the ("Parties" or separately "Party"), intending to be legally bound, in consideration of the premises and the mutual covenants and agreements contained herein, agree as follows:


     1.   BILLET QUANTITIES During the term of this Agreement, Universal shall
          -----------------
          sell to Talley Metals and Talley Metals shall purchase from Universal, stainless steel billets (hereinafter the "Billets") in an aggregate quantity, of no less than two million (2,000,000) pounds and no more than six million (6,000,000) pounds per month. On an annual basis Talley Metals purchases from Universal will average two million five hundred thousand pounds (2,500,000) pounds per month.

     2.   RESERVED CAPACITY Universal will set aside such capacity as necessary
          -----------------
          to produce the billet quantities as ordered during the first week in any month for a shipment in the subsequent month, according to the terms of this Agreement. Talley Metals will give as much advanced notice as possible if the order quantity will vary significantly from month to month. Reserved capacity is based on heat-lot quantities. If product is rejected by Universal during processing, the order will be considered complete based on the shipped weight.

     3.   BILLET SIZES AND SPECIFICATIONS  The Billets shall be provided by
          -------------------------------
          Universal in the sizes and grades requested by Talley Metals' purchase orders and "Stainless grades" regularly produced by Universal and requested in accordance with the specifications set forth by Talley Metals and previously approved by Universal. The Billets shall be square, with rounded corners, in thickness of four and one-half (4.5") to eight (8") inches by ten (10") inches, and shall be delivered in such lengths as Talley Metals shall specify in its monthly purchase orders, but in no event shorter than twenty-two feet (22') or longer than forty feet (40').

          Universal represents and warrants to Talley Metals that the Billets delivered by Universal pursuant to this Agreement have been produced in accordance with good mill practice with respect to dimensions, weight, straightness,

                                                                               1
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          section, composition and mechanical properties and has been inspected to assure Billets will meet all applicable standard industry specifications and all of the specifications set forth in this Agreement and Talley Metals purchase orders.

     4.   BILLET PRICES  Pricing will be based on Universal's offering to Talley
          -------------
          metals dated 5/28/98 and 6/1/98. Exhibit "A" of this Agreement. Monthly adjustments to that offering will be made to address market changes in key raw material prices per existing formulas.

          Any price changes, outside established formulas to adjust for raw material price fluctuation, must be negotiated in good faith and agreed to in writing by both parties prior to implementation and be consistent with market conditions and price changes then common in the industry.


     5.   BILLET ORDER; DELIVERY
          ----------------------
          (a) Talley Metals will place orders in heat lot quantities specifying grade, billet size, and requested delivery on their standard purchase order form. Orders will be acknowledged by Universal on their standard acknowledgement form.

          (b) The parties acknowledge that this Agreement has been entered into with the intention that Universal shall retain the capacity needed to supply Talley Metals with its desired quantity of Billets. Universal must report all material changes in their plans, forecast, etc. for manufacturing Billets to Talley Metals as soon as such plans are known. Talley Metals will advise Universal of any change to monthly purchases or changes in usage by grade as soon as such information is available.

          (c) The prices and delivery for Billets ordered outside of the first week of any calendar month shall be as agreed upon by the parties at the time of order placement.

          (d) The Billet prices in all cases shall be exclusive of freight and insurance, the payment of which shall be solely Talley Metals' responsibility.

              Billets are purchased F.O.B. Bridgeville, PA and Talley Metals accepts all risk of loss at that time. It is recognized that Billets are not accepted by Talley Metals until they have arrived at Talley metals and have been inspected to determine acceptability under quality standards specified in this Agreement.

          (e) Talley Metals guarantees the minimum order quantity of two million pounds (2,000,000) of Billet each month during the term of this Agreement.

          (f) Talley Metals purchase orders are placed upon the condition that Universal shall not assign it or any interest therein, including any payment due or to become due with respect thereto, and any assignment or any attempt to assign shall be void without Talley Metals prior written consent and that Talley Metals shall be entitled at all times, to setoff any

                                                                               2
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              undisputed amounts owing from Universal to Talley against any amount due or owing Universal with respect to this order.

     6.   PAYMENT.  Talley Metals will pay to Universal the full invoiced amount
          --------
          within forty-five (45) days of delivery of material.

     7.   TERM. The term of this Agreement shall commence on the date hereof and
          -----
          continue for a period of eighteen (18) months. This Agreement will automatically renew each month with the placement of each separate order placed by Talley Metals unless and until notice not to renew is given in writing by either party.

          Notwithstanding the foregoing Agreement is cancelable at any time after the expiration of the initial eighteen (18) month period upon the provision of 90 days prior written notice by either party. Either party may terminate the Agreement at any time in the event that the other party materially breaches its obligations as stated in this Agreement.

          Either Party may terminate immediately upon the other Party declaring insolvency or bankruptcy.

     8.   FORCE MAJEURE.  Both parties will make a good faith effort to perform
          --------------
          hereunder. Neither party, however, shall be liable for delay in performance or for failure to render any performance under this Agreement (and without in any way limiting the generality of the foregoing, any such delay or failure shall be excused) when such delay or failure is caused by governmental regulations (whether or not valid, fire, strike, war, flood, accident, epidemic, embargo, appropriation of plant or product, in whole or in part by Federal or State authority and any other cause or causes, whether of like or different nature, beyond the reasonable control of such party; provided, however that notwithstanding any provisions herein to the contrary, Talley Metals shall be entitled, in any such event, to purchase its required amounts in whole or in part from other vendors and, if necessary, to reduce its obligations hereunder in order to contract for such other supply requirements at such times that Universal cannot meet the supply requirements. Once events change allowing Universal to again supply Talley Metals, Talley Metals must do so in accordance with the terms and conditions set forth in this Agreement. Each party shall promptly notify the other of the occurrence (and the likelihoods of the occurrence) of any such event or condition and shall keep the other party fully informed of all relevant information. In the event Talley Metals purchases billets from another source under circumstances where Universal cannot or does supply the same, such purchases shall be counted for purposes of the purchase requirements and restriction set forth in this Agreement.

     9.   SUCCESSOR AND ASSIGNS. This Agreement shall be binding on and inure to
          ----------------------
          the benefit of the parties hereto and their respective successors and assigns.

     10.  GOVERNING LAW.  This Agreement and the rights and obligations of the
          --------------
          parties hereunder shall be governed by and construed in accordance with the laws of Pennsylvania

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     11.  CONFIDENTIALITY; DISCLOSURE.  The parties hereby agree that they will
          ----------------------------
          direct, and will use their best efforts to cause their directors, officers, employees, advisors and representatives of their advisors (collectively, the "Permitted Persons") to use the information in this Agreement solely for the purpose of evaluating and/or affecting the purchase and sale of Billets and that such information will be kept confidential by the parties and their Permitted Persons (it being understood and agreed that the efforts used to keep such request for information confidential shall not be less than the efforts currently used to keep non-public information about themselves confidential); provided, however, that any disclosure of such information may be made to which both parties consent in writing prior to the disclosure of such request. Notwithstanding the foregoing, either party hereto will be permitted to make disclosures required by law.

          The parties also hereby agree that all designs, drawings, patterns or customer chemistries provided by or on behalf of Talley Metals to Universal or information or material regarding or relating to Talley Metals' customers shall be deemed "Confidential Information" of Talley Metals whether or not such information is marked confidential.

     12.  ENTIRE AGREEMENT; NO ORAL MODIFICATION.  This Agreement represents the
          ---------------------------------------
          entire agreement of the parties with respect to the subject matter hereof, and all prior agreements, whether oral or written, are revoked and superseded by this Agreement. No representation, warranty, inducement or oral agreements have been made or relied upon by either party except as expressly stated herein. This Agreement may not be changed, modified, altered or amended in any way except in writing signed by both parties. Any attempt at oral modification shall be void and of no force or effect.

     13.  HEADINGS; CONSTRUCTION.  The Articles and Section headings contained
          -----------------------
          in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Unless the context clearly otherwise requires, the words "hereby", "hereof", "herein", "hereto", "hereunder", and "hereinafter" and any similar term used in this Agreement refers to this Agreement as a whole and not merely the subsection or section in which such terms are used.

     14.  COUNTERPARTS.  This Agreement may be executed in counterparts, each of
          -------------
          which shall be deemed an original, but both of which shall be deemed one and the same Agreement.

     15.  SEVERABILITY. The parties agree that should any part or portion of
          ------------
          this Agreement be found to be unenforceable, that the remainder of this Agreement be enforced, to the extent that it is legal and practicable to do so.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



     Universal Stainless & Alloy Products    Talley Metals Technology,
     Inc., a Delaware Corporation            A Carpenter Company

     By: ____________________________        By: _____________________________

     Its:____________________________        Its:_____________________________


                                             Carpenter Technology Corporation

                                             By: _____________________________

                                             Its:_____________________________

                                                                       EXHIBIT A



May 28, 1998

TO:       Bruce Bogardus
          Talley Metals

FROM:     Mac McAninch


Stainless billet prices for JULY delivery.

                                                                       PRICE         SELLING
GRADE             % NICKEL            BASE           CURRENT           DEDUCT         PRICE
-------------  ---------------    -------------  ---------------  ---------------  -------------
155-00              4.5%              1.159           1.062             0.100          0.962
17-4                4.2%              0.740           0.650             0.050          0.600
203EZ               6.0%              0.778           0.649             0.050          0.599
302                 8.5%              0.768           0.585             0.050          0.535
302-02              9.0%              0.796           0.603             0.050          0.553
302-03              9.7%              0.885           0.677             0.050          0.627
302-04              8.5%              0.776           0.593             0.050          0.543
302-05              8.5%              0.787           0.604             0.050          0.554
303                 8.5%              0.778           0.595             0.050          0.545
304                 8.5%              0.768           0.585             0.050          0.535
304-02              8.5%              0.783           0.600             0.050          0.550
304-03              9.0%              0.798           0.605             0.050          0.555
304-04              9.2%              0.816           0.618             0.050          0.568
304-05              8.7%              0.828           0.641             0.050          0.591
304L                8.5%              0.778           0.595             0.050          0.545
304L3+CAL           8.7%              0.800           0.613             0.050          0.563
305                11.1%              0.970           0.731             0.050          0.681
316                10.5%              0.920           0.694             0.020          0.674
316L               10.5%              0.930           0.704             0.020          0.684
316L3+CAL          10.7%              0.950           0.720             0.020          0.700
321                 9.5%              0.979           0.775             0.050          0.725
347                 9.5%              1.069           0.865             0.050          0.815
409-00              0.0%              0.415           0.415             0.000          0.415
409-01              0.0%              0.420           0.420             0.000          0.420
409-02              0.0%              0.425           0.425             0.000          0.425
410                 0.0%              0.420           0.420             0.000          0.420
416-00              0.0%              0.425           0.425             0.025          0.400
416-01              0.0%              0.450           0.450             0.025          0.425
416-02              0.0%              0.450           0.450             0.025          0.425
416-03              0.0%              0.450           0.450             0.025          0.425

Above prices are based on previous 20 day average Nickel price of $2.316/lb.

                                                                       EXHIBIT A

June 1, 1998

TO:       Bruce Bogardus
          Talley Metals

FROM:     Mac McAninch

SUBJECT:  Wire rod grade pricing for July delivery


GRADE             % NICKEL           BASE           CURRENT
-------------  ---------------   -------------  ---------------
302-01              8.15%             0.735          .577/lb
302-06              8.25%             0.745          0.585
302-07              8.15%             0.719          0.567
302-08              8.50%             0.739          0.565
304-01              9.20%             0.777          0.589
304-06             10.00%             0.795          0.585
304-07              8.50%             0.755          0.581
304L1               9.20%             0.766          0.576
304L2              10.10%             0.810          0.612
316-01             11.00%             0.905          0.671
316L1              12.00%             0.935          0.700